SECOND AMENDMENT TO

SECURED PROMISSORY NOTE

This SECOND AMENDMENT TO SECURED PROMISSORY NOTE (this “Amendment”) is entered into as of August 11, 2016 (the “Effective Date”), by and between WestMountain Gold, Inc., a Colorado corporation with an address of 120 East Lake Street, Suite 401, Sandpoint, Idaho 83864 (“Payor”) and BOCO Investments, LLC, a Colorado limited liability company with an address of 262 E. Mountain Avenue, Fort Collins, Colorado 80524 (“Holder”), and is the second amendment to that certain Secured Promissory Note made by Payor in favor of Holder dated April 12, 2016 and with the Maximum Loan Amount of $640,000 (the “Promissory Note”).

WHEREAS, on or about June 22, 2016 Payor and Holder entered into that certain Loan and Note Modification Agreement wherein Payor and Holder amended the interest due on the Loan Amount to be five percent (5%) per annum, compounded annually based on a 365-day year;

WHEREAS, the Payor’s Directors have committed to lend Payor $160,000 and, to date, have advanced $80,000 in new loans to Payor;

WHEREAS, Payor and Holder now desire to further amend the Promissory Note to increase the “Maximum Loan Amount” of the Promissory Note to One Million Dollars ($1,000,000); and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Promissory Note.

NOW, THEREFORE, in consideration of the covenants contained herein, the commitment of Payor’s Directors to lend Payor $160,000 ($80,000 of which has been advanced to date), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Payor and Holder agree as follows:

1.     Amendment.  The first sentence of the Promissory Note’s first paragraph is deleted and replaced with the following:

FOR VALUE RECEIVED, WestMountain Gold, Inc., a Colorado corporation (“Payor”) with an address of 120 East Lake Street, Suite 401, Sandpoint, ID 83864, promises to pay to the order of BOCO Investments, LLC, a Colorado limited liability company with an address of 262 E. Mountain Avenue, Fort Collins, CO 80524 (“Holder”, which term will include any transferee of this Note), the outstanding principal balance of the borrowings as set forth in the last entry on the Schedule attached hereto (the “Loan Amount”), which shall not exceed at any one time One Million Dollars ($1,000,000), the “Maximum Loan Amount”), and interest on the Loan Amount at the rate of five percent (5%) per annum, compounded annually based on a 365-day year.

2.     No Waiver.  Holder’s execution of this Amendment will not be deemed to be a waiver of any Event of Default under the Promissory Note, the Security Agreements, the Transaction
Agreements, the Prior Obligations, or any other agreements between or among Payor and Holder.

2nd Amendment – April 12, 2016 Note

3.     No Defenses.  Payor, by signing this Amendment, hereby agrees and stipulates that it has no defenses, affirmative defenses, rights to offset, or counterclaims against the exercise of any of the rights or remedies of Holder under Promissory Note, the Security Agreements, the Transaction Agreements, the Prior Obligations, or any other agreements between or among Payor and Holder.

4.     Release of Claims Against Holder.

PAYOR, BY SIGNING THIS AMENDMENT, HEREBY ABSOLUTELY AND UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES HOLDER AND ANY AND ALL OF ITS PARENT COMPANIES, SUBSIDIARY COMPANIES, AFFILIATED COMPANIES, INSURERS, INDEMNITORS, SUCCESSORS AND ASSIGNS TOGETHER WITH ALL OF THEIR RESPECTIVE PRESENT AND FORMER MANAGERS, DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES FROM ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION OF ANY KIND, NATURE OR DESCRIPTION, WHETHER ARISING IN LAW OR EQUITY OR UPON CONTRACT OR TORT OR UNDER ANY STATE OR FEDERAL LAW OR OTHERWISE, WHICH THE COMPANY HAS HAD, NOW HAS, OR HAS MADE CLAIM TO HAVE AGAINST ANY SUCH PARTY FOR OR BY REASON OF ANY ACT, OMISSION, MATTER, CAUSE OR THING WHATSOEVER ARISING FROM THE BEGINNING OF TIME TO AND INCLUDING THE DATE OF THIS AMENDMENT, WHETHER SUCH CLAIMS, DEMANDS AND CAUSES OF ACTION ARE MATURED OR UNMATURED OR KNOWN OR UNKNOWN.

5.     Miscellaneous.  This Amendment sets forth the entire agreement of the parties with respect to the subject matter hereof.  It cannot be waived, modified or amended except by writing signed by the party against which enforcement is sought.  This Amendment will be governed by, and construed in accordance with, the laws of the State of Colorado.  This Amendment may be executed in counterparts, and all counterparts will constitute but one in the same document. Electronic transmissions of signatures shall be accepted and binding as originals.  Any provision of this Amendment which is prohibited or unenforceable will be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment.

6.     No Other Modifications; Reaffirmation.  Payor agrees and represents to Holder that, except as expressly modified by this Amendment, the Promissory Note remains in full force and effect in accordance with its terms.

[Signature Page Follows.]

IN WITNESS WHEREOF, this Second Amendment is executed as of the date first written above.

WESTMOUNTAIN GOLD, INC.

By:

/s/ James W. Creamer III

Name:  James W. Creamer III

Title:     Chief Financial Officer

BOCO INVESTMENTS, LLC

By: Bohemian Asset Management, Inc.

Its: Managing Member

/s/ Joseph C. Zimlich

Joseph C. Zimlich, President

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